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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                                Page 1 of 1
November 27, 2006


 International Shipholding Corporation Subsidiary Announces Sale of Interest in
                           Belden Shipholding PTE LTD


         New Orleans, Louisiana - LCI Shipholdings, Inc., ("LCI") a 100% owned subsidiary of International Shipholding Corporation (NYSE:ISH) announced today that LCI and the other shareholders of Belden Shipholding PTE LTD ("Belden") have sold the Company, Belden, to Kristian Gerhard Jebsen Skipsrederi A/S for $236 million less debt obligations and net working capital consideration. The total cash proceeds from the sale will be approximately $107 million. Belden was formed in 2004 as a joint venture of LCI Shipholdings, Inc.; Williams Investment Co., SA, a 100% owned subsidiary of Compania Sudamericana De Vapores; and JACO Cement AS and Belcem Invest AS, privately held companies.

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Contacts:
Erik F. Johnsen, Chairman           (504) 529-5461
Niels M. Johnsen, President         (212) 943-4141